Exhibit 10.17

***Text Omitted and Filed Separately with the Securities and Exchange Commission.

Confidential Treatment Requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406

Dated 14 March  2008

GW PHARMA LTD

and

OTSUKA PHARMACEUTICAL CO., LTD

AMENDMENT NO.1 TO RESEARCH COLLABORATION AND LICENCE AGREEMENT DATED JULY 9, 2007

Execution Copy

THIS AMENDMENT AGREEMENT is made the 14th day of March 2008 (“Amendment No.1”)

BETWEEN:

(1)                                 GW PHARMA LTD, a company organized under the laws of England, having offices at Porton Down Science Park, Salisbury, Wiltshire, SP4 0JQ, United Kingdom, on behalf of itself and its Affiliates (“GW Pharma”); and

(2)                                 OTSUKA PHARMACEUTICAL CO., LTD., a Japan corporation, with its registered office at 2-9, Kanda-Tsukasamachi, Chiyoda-ku, Tokyo, 101-8535, Japan (“Otsuka”).

WHEREAS:

(A)                               On July 9, 2007 GW Pharma and Otsuka entered into a research collaboration and licence agreement (the “Research Agreement”).

(B)                               The Parties (as defined in the Research Agreement), acting though the medium of the JRC (as defined in the Research Agreement), have agreed that the Otsuka Scientists (as defined in the Research Agreement) should perform certain Initial Pharmacological Evaluation Studies (as defined in the Research Agreement) at University of Aberdeen using certain Selected BDCs (as defined in the Research Agreement) in combination with    ***    (the “Compound”) (the “*** Initial Pharmacological Evaluation Studies”).  Further, the Parties have agreed that Otsuka shall perform certain other Initial Pharmacological Evaluation Studies at its own facilities in Japan using certain Synthetic Cannabinoid(s) in combination with the Compound (the “*** Initial Pharmacological Evaluation Studies” and together with the *** Initial Pharmacological Evaluation Studies, the “Studies”).  The Research Plan shall be updated by the JRC in accordance with the provisions of the Research Agreement to fully reflect the performance of the Studies.

(C)                               The Research Agreement does not provide for the performance of Pre-Licence Development involving Selected BDCs or Synthetic Cannabinoid(s) in combination

***                           Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

with Compound and does not regulate the ownership of intellectual property arising from such activities.  The Parties now wish to supplement the terms of the Research Agreement as set out herein.

IT IS NOW AGREED AS FOLLOWS:

1.                                      SUPPLEMENTAL PROVISIONS RELATING TO COMPOUND

1.1                               Shortly after the Amendment Effective Date, Otsuka will supply such quantities of the Compound specified below to the following address:

1.1.1                     Name of Compound: ***

1.1.2                     Quantity: ***

1.1.3                     Shipping Address and recipient: ***

Otsuka shall bear the costs of freight, insurance and any other costs related to the supply of the Compound to the shipping address set forth above.  Otsuka may supply additional amounts of Compound to GW Pharma in its sole discretion.  GW Pharma shall transfer the quantities of Compound supplied to GW Pharma hereunder to University of Aberdeen and shall procure that University of Aberdeen supplies all such quantities of Compound to the Otsuka Scientists.  The Parties understand and agree that all quantities of Compound supplied hereunder shall be used by the Otsuka Scientists solely in the performance of the *** Initial Pharmacological Evaluation Studies as specified in the Research Plan and shall be used for no other purposes by GW Pharma or the Otsuka Scientists.  For clarity, the Studies are Initial Pharmacological Evaluation Studies and the terms of the Research Agreement shall apply in respect there to. With respect to the *** Initial Pharmacological Evaluation Studies, this means, inter alia, that the Otsuka Scientists shall carry out the *** Initial Pharmacological Evaluation Studies in accordance with the Research Plan and otherwise in accordance with Sections 3.3 and 3.4 of the Research Agreement. The costs of the Studies will be funded in accordance with the terms of the Research Agreement.

***                           Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

1.2                               GW Pharma agrees that any information GW Pharma receives from Otsuka in relation to Compound (as opposed to information relating to Compound in combination with Selected BDCs or Synthetic Cannabinoid(s) generated pursuant to the performance of the Studies ) shall be Confidential Information of Otsuka and the provisions of Section 11 of the Research Agreement shall apply to such information.

1.3                               Otsuka shall retain all right, title and interest to Compound and all Patent Rights and Know How relating to the Compound either (i) owned or controlled by Otsuka prior to the Amendment Effective Date or (ii) which is created, made, conceived or reduced to practice by or on behalf of Otsuka after the Amendment Effective Date outside of the Research Collaboration.

1.4                               All Know How, Materials and Patent Rights arising from the performance of the Studies involving the use of Compound in combination with either Selected BDCs or Synthetic Cannabinoid(s)  as specified in the Research Plan shall be Collaboration IP and shall be treated in accordance with Research Agreement.  Anything to the contrary contained herein notwithstanding, with respect to any such Collaboration IP which claims or comprises a new use of Compound as a monotherapy (rather than a use of Compound in combination with a cannabinoid) GW Pharma agrees not to assert against Otsuka any breach of Section 12.1.2 of the Research Agreement based on the research, development, making, having made, using or, importing, exporting, distribution, offering for sale, having sold, or selling of Compound for such new use by or on behalf of Otsuka.

2.                                      EFFECT

This Amendment No.1 shall be effective from the date first written above (the “Amendment Effective Date”).

3.                                      REPRESENTATIONS AND WARRANTIES

3.1                               As of the Amendment Effective Date each Party hereby represents and warrants to the other Party that it (i) has the power and authority and the legal right to enter into this Amendment No.1 and to perform its obligations hereunder, and (ii) has taken all necessary action on its part to authorize the execution and delivery of this Amendment No.1 and the performance of its obligations hereunder.  This Amendment

No.1 has been duly executed and delivered on behalf of such Party and constitutes a legal, valid, binding obligation, enforceable against such Party in accordance with its terms.

3.2                               As of the Amendment Effective Date GW Pharma hereby represents and warrants to Otsuka that the quantities of Compound supplied hereunder by GW Pharma to University of Aberdeen shall be “Materials” as defined in the Collaboration Agreement between, inter alia, GW Pharma and the University Court of the University of Aberdeen effective 1 September 2007 (the “Collaboration Agreement”) copy of which is attached hereto, and the terms of the Collaboration Agreement will apply to such quantities of Compound.

4.                                      REFERENCE TO AND EFFECT ON THE RESEARCH AGREEMENT

This Amendment No 1 effects an amendment to the Agreement, in accordance with the terms of Section 16.10 of the Research Agreement.  Upon this Amendment No. 1 becoming effective each reference in the Research Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Research Agreement as supplemented hereby.  Other than as supplemented by this Amendment No.1 the Research Agreement shall be otherwise unchanged.  The terms of the Research Agreement (including without limitation, Sections 15 and 16.4) shall apply in respect of any issue or matter arising from or in connection with this Amendment No.1.

5.                                      EXPENSES

Each Party shall pay all costs and expenses incident to its negotiation and preparation of this Amendment No.1 and to its performance and compliance with all agreements and conditions contained herein.

6.                                      GOVERNING LAW

This Amendment No.1 shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to its choice of law provisions.

7.                                      LANGUAGE

The English language shall be the language used for the interpretation of this Amendment No.1.  If there is any inconsistency, discrepancy or contradiction between the English language version of this Amendment No.1 and any translation of this Amendment No.1 to any other language, the English language version shall prevail over any such translation.

8.                                      DEFINITIONS

In this Amendment No.1 capitalized words and phrases shall have the same meaning as in the Research Agreement save as otherwise set out herein.

9.                                      EXECUTION IN COUNTERPARTS

This Amendment No.1 may be executed in any number of counterparts, each of which shall be considered an original instrument, but all of which together shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by and delivered to each of the Parties, it being understood that all Parties need not sign the same counterpart.  A signed signature page faxed by one Party to another Party shall be deemed to constitute an original.

In Witness Whereof, the Parties have executed this Amendment No.1.

GW PHARMA LTD		OTSUKA PHARMACEUTICAL CO., LTD.

By:	/s/ Geoffrey Guy

Name:	Geoffrey Guy

Title:	Executive Chairman

By:	/s/ Justin Gover	By:	/s Kuniaki Natsume

Name:	Justin Gover	Name:	Kuniaki Natsume

Title:	Managing Director	Title:	Senior Operating Officer Director, Pharmaceutical Research